Exhibit 10.3

[Note: If required pursuant to definition of “Exchange Hold Period” in TSXV Policy 1.1, include the following legend:] WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ANY SECURITIES ISSUED UPON EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ●, 20● [FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT].

premium resources ltd.

DEFERRED SHARE UNIT AGREEMENT

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the long-term incentive plan dated April 24, 2025 (the “Plan”) of Premium Resources Ltd. (the “Company”).

This deferred share unit agreement is entered into between the Company and the Grantee named below pursuant to the Plan, and confirms that:

1.	On ●, 20● (the “Grant Date”);

2.	● (the “Grantee”), having an address at ●;

3.	was granted an aggregate of ● deferred share units of the Company (the “DSUs”);

4.	which shall vest as follows:

Number of DSUs	Time Vesting Conditions	Performance Vesting Conditions

5.	by signing this agreement, the Grantee:

(a)	acknowledges that it has read and understands the Plan and agrees with the terms and conditions thereof, which shall be deemed to be incorporated into and form part of this agreement (subject to any specific variations contained in this agreement);

(b)	acknowledges that, subject to the vesting and other provisions in this agreement, each vested DSU shall entitle the Grantee to receive, after the effective date that the Grantee ceases to be an Eligible Person for any reason and in accordance with the requirements of section 5.2.5 of the Plan, one Common Share;

(c)	acknowledges that the Grantee is responsible for paying any applicable taxes and withholding taxes arising from the vesting and settlement of any vested DSUs and, for the avoidance of doubt, where such Grantee is not an individual, such withholding tax rate will be the highest possible marginal tax rate applicable to the Grantee as if they were an individual under the Income Tax Act (Canada) and other applicable provincial or federal tax laws;

(d)	acknowledges and consents to the disclosure of Personal Information by the Company to the TSX Venture Exchange (the “Exchange”) (as defined in Exchange Appendix 6A, the text of which is attached as Schedule “A” hereto) pursuant to the Exchange Form 4G which the Company is required to file in connection with this grant of DSUs; and the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6A or as otherwise identified by the Exchange, from time to time;

(where “Personal Information” means any information about the Grantee, and includes the information contained in the tables, as applicable, found in Exchange Form 4G), all on the terms and subject to the conditions set out in the Plan;

(e)	acknowledges that this agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Company and the Grantee with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the parties in respect thereof;

This Grant Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Should any provision of this Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

[signature page follows]

By signing this agreement, the Grantee acknowledges that the Grantee has read and understands the Plan and agrees to the terms and conditions of the Plan and this agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the ● day of ●, 20●.

PREMIUM RESOURCES LTD.

by:
GRANTEE		Authorized Signatory

SCHEDULE “A”

TSX VENTURE EXCHANGE – APPENDIX 6A

ACKNOWLEDGEMENT – PERSONAL INFORMATION

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as “the Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

●	to conduct background checks,
●	to verify the Personal Information that has been provided about each individual,
●	to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant,
●	to consider the eligibility of the Issuer or Applicant to list on the Exchange,
●	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates,
●	to conduct enforcement proceedings, and
●	to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and / or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.